Exhibit 99.906CERT

certification

J. Garrett Stevens , Principal Executive Officer/President, and Christopher Roleke, Principal Financial Officer of Exchange Listed Funds Trust (the “Registrant”), each certify to the best of his/her knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended November 30, 2024, (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President		Principal Financial Officer
Exchange Listed Funds Trust		Exchange Listed Funds Trust

/s/ J. Garrett Stevens		/s/ Chrisopher W. Roleke
J. Garrett Stevens		Chrisopher W. Roleke
Date:	February 3, 2025	Date:	February 3, 2025

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.